                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [x]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [x]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                           BRISTOL-MYERS SQUIBB COMPANY
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                           BRISTOL-MYERS SQUIBB COMPANY
                 NOTICE OF 1995 ANNUAL MEETING AND PROXY STATEMENT


                                [WORKPLACE PHOTO]

                         [LOGO] BRISTOL-MYERS SQUIBB COMPANY

                                                                  March 15, 1995

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Bristol-Myers Squibb Company at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Tuesday, May 2, 1995 at 9:45 a.m.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company which you should be aware of when you vote your shares.

     The principal business of the Annual Meeting will be the election of directors, ratification of the appointment of the independent accountants and consideration of two stockholder-proposed resolutions. As in prior years, we plan to review the status of the Company's business at the meeting.

     At last year's Annual Meeting over 84% of the outstanding shares were represented. It is important that your shares be represented whether or not you are personally able to attend. In order to ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form promptly. Proxy votes are tabulated by an independent agent and reported at the Annual Meeting. The tabulating agent maintains the confidentiality of the proxies throughout the voting process, and no information is disclosed to the Company which would identify the vote of any stockholder.

     Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket.

     As is our usual practice, we have provided space on the proxy card for comments from our registered stockholders. We urge you to use it to let us know your feelings about the Company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

RICHARD L. GELB                                         CHARLES A. HEIMBOLD, JR.

RICHARD L. GELB                                         CHARLES A. HEIMBOLD, JR.
Chairman of the Board                                   President and Chief Executive Officer

                         [LOGO] BRISTOL-MYERS SQUIBB COMPANY

                 ---------------------------------------------
                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                 ---------------------------------------------

     Notice is hereby given that the Annual Meeting of Stockholders will be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Tuesday, May 2, 1995, at 9:45 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

          to elect directors;

          to ratify the appointment of Price Waterhouse LLP as independent accountants for 1995;

          to consider and vote upon two stockholder-proposed resolutions; and

          to transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the Company's Common and Preferred Stock at the close of business on March 3, 1995 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors
                                          ALICE C. BRENNAN

                                          ALICE C. BRENNAN
                                          Secretary

Dated: March 15, 1995

                             YOUR VOTE IS IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

IF YOU DO NOT ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, YOUR VOTE WILL NOT BE COUNTED UNLESS A SIGNED PROXY REPRESENTING YOUR SHARES IS PRESENTED AT THE MEETING.

TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU SHOULD MARK, SIGN AND DATE THE ENCLOSED PROXY CARD OR PROXY VOTING INSTRUCTION FORM AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

                         [LOGO] BRISTOL-MYERS SQUIBB COMPANY

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION..........................................................     1
VOTING SECURITIES AND PRINCIPAL HOLDERS....................................................................     2
BOARD OF DIRECTORS.........................................................................................     4
     Meetings of the Board.................................................................................     4
     Compensation of Directors.............................................................................     4
     Committees of the Board...............................................................................     5
     Directors and Nominees................................................................................     6
COMPENSATION AND BENEFITS..................................................................................    10
     Executive Officer Compensation........................................................................    10
       Summary Compensation Table..........................................................................    11
       Option/SAR Grants in the Last Fiscal Year...........................................................    12
       Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values.......    12
     Board Compensation Committee Report on Executive Compensation.........................................    13
       Deductibility of Compensation Over $1 Million.......................................................    15
     Performance Graphs....................................................................................    15
       Comparison of 5-Year Cumulative Total Return........................................................    16
       Comparison of 10-Year Cumulative Total Return.......................................................    16
     Pension Benefits......................................................................................    17
     Executive Agreement...................................................................................    17
PROPOSALS TO BE VOTED UPON
     Proposal 1 -- Election of Directors...................................................................    17
     Proposal 2 -- Appointment of Independent Accountants..................................................    18
     Proposal 3 -- Stockholder Proposal Relating to Annual Election of Directors...........................    18
     Proposal 4 -- Stockholder Proposal Relating to Retirement Plan for Non-Employee Directors.............    19
1996 PROXY PROPOSALS.......................................................................................    20

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on May 2, 1995.

     This Proxy Statement, a proxy card and the Annual Report of Bristol-Myers Squibb Company, including financial statements for 1994 are being sent to all stockholders of record as of the close of business on March 3, 1995 for delivery beginning March 15, 1995. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of the Proxy Statement.

     Holders of record of the Company's $0.10 par value Common Stock and $2.00 Convertible Preferred Stock at the close of business on March 3, 1995 will be entitled to vote at the 1995 Annual Meeting. On each matter properly brought before the meeting, stockholders will be entitled to one vote for each share of stock held.

     Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized representatives and guests of the Company.
Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is their Annual Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Stockholder Services, Bristol-Myers Squibb Company, 345 Park Avenue, Suite 4100, New York, New York 10154, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the meeting. Admission to the Annual Meeting will be facilitated if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

     Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they choose to attend the meeting in person.

     If you are a registered stockholder you may vote by proxy by using the proxy card enclosed with the Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and an identifying title on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card. For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR the election of directors, FOR the ratification of the appointment of Price Waterhouse, and AGAINST each of the two stockholder-proposed resolutions. If you are a stockholder who holds shares through an intermediary, you must provide instructions on voting to your nominee holder.

     The Board of Directors of Bristol-Myers Squibb knows of no other matters which may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the shares of stock present in person or by proxy is required for ratification of the appointment of Price Waterhouse LLP ('Price Waterhouse') and for the adoption of the two stockholder-proposed resolutions.

     In accordance with the laws of the State of Delaware and the Company's Restated Certificate of Incorporation and Bylaws (i) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes 'FOR all nominees', 'WITHHELD for all nominees' or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast, and broker non-votes are not counted, and (ii) for the adoption of all other proposals, which are decided by a majority of the shares of the stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes 'FOR', 'AGAINST' or 'ABSTAIN' on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted.

     If you are a registered stockholder and wish to give your proxy to someone other than the Directors' Proxy Committee, you may do so by crossing out the names of all three Proxy Committee members appearing on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card. You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (i) by giving written notice of the revocation to the Company; (ii) by executing and delivering a proxy with a later date; or (iii) by voting in person at the meeting.

     Tabulation of proxies and the votes cast at the meeting is conducted by an independent agent and certified to by independent inspectors of election. Any information that identifies the stockholder or the particular vote of a stockholder is kept confidential and not disclosed to the Company.

     The expense of preparing, printing and mailing proxy materials to Bristol-Myers Squibb stockholders will be borne by Bristol-Myers Squibb. In addition to solicitations by mail, a number of regular employees of Bristol-Myers Squibb may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company has also retained, on behalf of the Board of Directors, Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, to aid solicitation by mail, telephone, telegraph and personal interview for a fee of approximately $25,000 which will be paid by the Company. Bristol-Myers Squibb will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     At the close of business on March 3, 1995, there were 507,267,236 shares of $0.10 par value Common Stock ('Common Stock'), and 21,210 shares of $2.00 Convertible Preferred Stock ('Preferred Stock') outstanding and entitled to vote.

     The following table sets forth, as of January 31, 1995, beneficial ownership of shares of Common Stock of the Company by each director, each of the named executive officers and all directors and officers as a group.

     Unless otherwise noted, such shares are owned directly or indirectly with sole voting and sole investment power.

     None of the directors or officers owns any Preferred Stock of the Company.

                                                                                         OF TOTAL NUMBER OF
                                                                                         SHARES BENEFICIALLY
                                             TOTAL NUMBER OF            PERCENT OF     OWNED, SHARES WHICH MAY
                                           SHARES BENEFICIALLY         COMMON STOCK      BE ACQUIRED WITHIN
                  NAME                            OWNED                   OWNED                60 DAYS
- ----------------------------------------   -------------------         ------------    -----------------------

R. E. Allen.............................            2,967(a)                  *(b)                2,500
M. E. Autera............................          290,390(c)(d)               *                 213,040
E. V. Futter............................            2,627(e)                  *                   2,400
R. L. Gelb..............................        1,909,204(d)(f)               *                 944,330
L. V. Gerstner, Jr......................            8,740(g)                  *                   1,750
C. A. Heimbold, Jr......................          596,719(d)(h)               *                 472,080
J. D. Macomber..........................           10,500(i)                  *                     250
A. Rich, M.D............................            2,500(a)                  *                   2,500
J. D. Robinson III......................            6,300                     *                   2,500
L. E. Rosenberg, M.D....................          122,001(d)(j)               *                  80,125
A. C. Sigler............................            5,500                     *                   2,500
L. W. Sullivan, M.D.....................              350                     *                     250
K. E. Weg...............................          187,264(d)                  *                 167,294
All Directors and Officers as a Group
  (a)(c)(d)(e)(f)(g)(h)(i)(j)(k)........        4,320,076                   0.9               2,709,373

- ------------

 (a) Does not include amounts credited to directors' accounts in the 1987 Deferred Compensation Plan for Non-Employee Directors as units which are valued according to the market value and shareholder return on equivalent shares of Common Stock. Mr. Allen and Dr. Rich hold 7,342 and 4,843 such units, respectively.

 (b) Asterisk (*) represents less than 1% of stock.

 (c) Includes 480 shares owned by Mr. Autera's wife over which he has neither voting nor investment power.

 (d) Messrs. Autera, Gelb, Heimbold, Rosenberg and Weg as well as other executive officers each used shares previously awarded to them under the Company's Restricted Stock Program to pay withholding tax obligations resulting from the vesting of restricted stock shares in 1994; such payments reduced the total number of shares owned by each of such executive officers.

 (e) Includes 227 shares owned jointly by Ms. Futter and her husband over which she exercises shared voting and investment power.

 (f) Includes 860,000 shares owned by the Charter Corporation over which Mr. Gelb, as a director of the Charter Corporation, shares voting and investment power with other members of its board of directors.

 (g) Does not include amounts credited to Mr. Gerstner's account in the Squibb Corporation Deferred Plan for Fees of Outside Directors as units which are valued according to the market value and shareholder return on equivalent shares of Common Stock. Mr. Gerstner holds 1,246 such units. Also does not include 150 shares held in trust for the benefit of Mr. Gerstner's wife over which neither he nor she exercises voting or investment power.

 (h) Includes 3,188 shares held by members of Mr. Heimbold's family over which he exercises shared voting and investment power and also includes 2,810 shares owned by The Heimbold Foundation, a charitable foundation. Also includes 9,732 shares held in trust for Mr. Heimbold's children over which he has neither voting nor investment power.

 (i) Includes 1,650 shares held by members of Mr. Macomber's family over which he exercises shared voting and investment power.

 (j) Includes 8,542 shares owned by Dr. Rosenberg's wife over which he has neither voting nor investment power.

 (k) Includes 25,437 shares held jointly by other executive officers and their respective spouses over which the officers exercise shared voting and investment power. Also includes 753 shares owned by or for children of the other executive officers over which the officers exercise shared voting and investment power.

                               BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company's business through regular written reports and analyses and discussions with the Chairman, the President and Chief Executive Officer and other executives of the Company.

MEETINGS OF THE BOARD

     The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility.

     In 1994, there were twelve meetings of the Board. Director aggregate attendance at Board and Committee meetings averaged over 97%.

COMPENSATION OF DIRECTORS

     In 1994, directors who were not also employees of Bristol-Myers Squibb each received annual compensation consisting of an annual director's fee of $35,000 plus a fee of $2,000 for each Board meeting and Board Committee meeting attended. In addition, the Chairmen of the Audit Committee, the Compensation and Management Development Committee and the Committee on Directors and Corporate Governance each received an annual fee of $10,000. In 1994 two non-employee directors elected to participate in the 1987 Deferred Compensation Plan for Non-Employee Directors. Under the provisions of the Plan, a non-employee director may elect to defer payment of all or part of the compensation received as a director. Deferred funds may be credited to a 6-month United States Treasury bill equivalent fund, a fund based on the return on the Company's invested cash or a fund based on the return on Bristol-Myers Squibb Company Common Stock or to two or three of the funds. Deferred portions are payable in a lump sum or in not more than ten annual installments. Payments under the Plan commence when a participant ceases to be a director or at a future date previously specified by the director. Pursuant to the provisions of the Retirement Plan for Non-Employee Directors, a non-employee director who retires from the Board after five years of service will receive an annual retirement benefit equal to 50% of the director's average annual compensation at retirement. For each year of service in excess of five, the benefit percentage will increase by 2% to a maximum of twenty years of service. In its discretion the Board of Directors may grant a benefit to a director who would otherwise not be eligible for a benefit. The Bristol-Myers Squibb Company Non-Employee Directors' Stock Option Plan provides for the automatic grant on the date of the Company's Annual Meeting of an option to purchase 1,000 shares of the Company's Common Stock to each individual who is elected to the Board of Directors at such meeting or who had previously been elected to the Board of Directors for a term extending beyond such Annual Meeting, provided such individual is not also an employee of the Company. The price of the option is the fair market price of the Company's Common Stock on the date the option is granted. Each option becomes exercisable in four equal installments commencing on the earlier of the first anniversary of the date of grant or the date of the next Annual Meeting and continuing similarly for the three years thereafter. The options also become fully exercisable upon retirement from the Board after one year of service. In 1994, options for a total of 8,000 shares were granted, consisting of options for 1,000 shares granted to each of eight non-employee directors. The Directors' Charitable Contribution Program is part of the Company's overall program of charitable contributions. The Program is fully funded by life insurance policies purchased by the Company on individual members and retired members of the Board of Directors. In 1994, the Company paid a total of $186,000 in premiums on policies covering thirteen directors and retired directors. The policies provide for a $1 million death benefit for each director covered. Upon the death of a director, the Company donates one-half of the $1 million benefit to one or more qualifying charitable organizations designated by the director. The remaining one-half of the benefit is contributed to the
Bristol-Myers Squibb Foundation, Inc. for distribution according to the Foundation's program for charitable contributions to medical research, health-related and community service organizations, educational institutions and education-related programs and cultural and civic activities. Individual directors derive no financial benefit from this program since all charitable deductions relating to the contributions accrue solely to the Company.

COMMITTEES OF THE BOARD

     The Company's Bylaws specifically provide for an Audit Committee and an Executive Committee. The Company's Bylaws also authorize the establishment of additional committees of the Board and, under this authorization, the Board of Directors has established the Committee on Directors and Corporate Governance and the Compensation and Management Development Committee. The Board has appointed individuals from among its members to serve on these four committees. The membership of these four committees, with the exception of the Executive Committee, is composed entirely of non-employee directors. From time to time the Board of Directors establishes special committees to address certain issues. Composition of such committees depends upon the nature of the issue being addressed.

     The duties of the Audit Committee are (a) to recommend to the Board of Directors a firm of independent accountants to perform the examination of the annual financial statements of the Company; (b) to review with the independent accountants and with the Controller the proposed scope of the annual audit, past audit experience, the Company's internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit; (c) to review with the independent accountants and with the Controller significant matters revealed in the course of the audit of the annual financial statements of the Company; (d) to review on an annual basis whether the Company's Standards of Business Conduct and Corporate Policies relating thereto has been communicated by the Company to all key employees of the Company and its subsidiaries throughout the world with a direction that all such key employees certify that they have read, understand and are not aware of any violation of the Standards of Business Conduct; (e) to review with the Controller any suggestions and recommendations of the independent accountants concerning the internal control standards and accounting procedures of the Company; (f) to meet on a regular basis with a representative or representatives of the Internal Audit Department of the Company and to review the Internal Audit Department's Reports of Operations; and (g) to report its activities and actions to the Board at least once each fiscal year.

     The Committee on Directors and Corporate Governance's duties include, among other things, (a) screening and recommending candidates for the Board of Directors of the Company; (b) recommending the term of office for directors; (c) recommending retirement policies for non-employee directors and remuneration for non-employee directors; (d) recommending the desirable ratio of employee directors to non-employee directors; (e) reviewing the format of Board meetings and making recommendations for the improvement of such meetings; (f) recommending the nature and duties of committees of the Board; and (g) considering matters of corporate social responsibility and matters of significance in areas related to corporate public affairs, the Company's employees, stockholders and its customers. The Committee on Directors and Corporate Governance considers stockholder recommendations of nominees for election to the Board of Directors if they are accompanied by a comprehensive written resume of the recommended nominee's business experience and background and a consent in writing signed by the recommended nominee that he or she is desirous of being considered as a nominee and, if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the aforesaid documents to the principal executive offices of the Company addressed to the Company, 345 Park Avenue, New York, New York 10154, attention Corporate Secretary.

     The Compensation and Management Development Committee's duties include, among other things, (a) administration of the Company's annual bonus, stock option and long-term incentive plans; (b) adoption and review of major compensation plans; (c) responsibility for the Company's management development programs and procedures; and (d) approval of compensation for corporate officers and certain senior management.

     During calendar year 1994, the committees of the Board held in the aggregate a total of twelve meetings; the Audit Committee having met three times, the Compensation and Management Development Committee having met six times and the Committee on Directors and Corporate Governance having met three times. There were no meetings of the Executive Committee in 1994.

DIRECTORS AND NOMINEES

     Following are the nominees and the other directors of the Company who will continue in office beyond the Annual Meeting, with information including their principal occupation and other business affiliations, the year each was first elected as a director, the Board Committee memberships of each, other affiliations and each director's age. After the election of three directors at the meeting, the Company will have ten directors, including the seven directors whose present terms extend beyond the meeting. Richard L. Gelb who has been a director of the Company since 1960 and Alexander Rich, M.D. who has been a director of the Company since October 1989 and served as a director of the Squibb Corporation from March to October 1989 will have both attained age 70, the mandatory age for retirement as a director, by the Annual Meeting date and will retire from the Board of Directors at the Annual Meeting. Listed first below are nominees for election for the 1995-1998 term followed by the directors in the 1993-1996 term and then the directors in the 1994-1997 term.

                                                   1995-1998 TERM
 ------------------------------------------------------------------------------------------------------------------

[PHOTO]                                  LOUIS V. GERSTNER, JR.
                                         Chairman  and Chief Executive Officer of  IBM Corporation since April 1993.
                                         Chairman and Chief  Executive Officer of  RJR Nabisco Holdings  Corporation
                                         from  1989  to 1993.  Director  of the  Company  since October  1989  and a director of Squibb Corporation from 1986 to October 1989. His present  term expires  at this Annual Meeting. Mr. Gerstner is a director of The New York
                                         Times Company.  He is  a member  of the  board of  Lincoln Center  for  the
                                         Performing Arts, a trustee of the New York Public Library and vice chairman of the board of the New American School Development Corporation. He is also a  member of the Council on Foreign  Relations, Inc., and a board member of
                                         The  America/China  Society  and  The  Japan  Society.  Board   Committees:
                                         Committee   on  Directors   and  Corporate   Governance,  Compensation  and
                                         Management Development Committee and Executive Committee. Age 53.

[PHOTO]                                  CHARLES A. HEIMBOLD, JR.
                                         Chief Executive Officer since January 1994 and President since October 1992 of the Company. Mr.  Heimbold was Executive Vice  President of the  Company
                                         from 1989 until October 1992, with responsibility for the Consumer Products
                                         Group  from  1989,  the  Health  Care  Group  from  1984  and  Planning and
                                         Development from 1988. Director of the Company since 1989. His present term expires at this Annual Meeting. He is a member of The Business  Roundtable,
                                         The  Business Council, the Council of Foreign Relations, Inc., the Board of
                                         Governors of the  American Red  Cross and  the Executive  Committee of  the
                                         Board  of  Directors of  the Pharmaceutical  Research and  Manufacturers of
                                         America. He is  also a  member of the  Board of  Trustees of  International
                                         House  and of Sarah Lawrence College, a member of the Board of Directors of the Ethics Resource  Center and the  Biomedical Services Corporation,  Vice
                                         Chairman  of the  Board of  Trustees of Phoenix  House and  Chairman of the
                                         Board of  Overseers of  the Law  School and  Trustee of  the University  of
                                         Pennsylvania. Board Committee: Executive Committee. Age 61.

[PHOTO]                                  KENNETH E. WEG
                                         President  of the  Pharmaceutical Group since  March 1993  and President of
                                         Pharmaceutical Operations from May 1991 until March 1993. President of  the
                                         International  Pharmaceutical Group from  1990 to April 1991.  Mr. Weg is a
                                         Trustee of the Princeton Medical Center and a Trustee of the Foundation for
                                         New  Jersey  Public  Broadcasting,  Inc.  He  is  also  a  member  of   the
                                         Philadelphia Museum of Art Corporate Executive Committee. Age 56.



                                                   1993-1996 TERM
 ------------------------------------------------------------------------------------------------------------------

[PHOTO]                                  ELLEN V. FUTTER
                                         President  of The American Museum of  Natural History since 1993. President of Barnard College from 1981 to  1993. Director of the Company since  March
                                         1990.  Her present term expires at the 1996 Annual Meeting. Ms. Futter is a trustee of Consolidated Edison Company of  New York, Inc. and The  American
                                         Museum  of Natural History and  a director of CBS, Inc.  She is a member of the Council on Foreign Relations, Inc. and Helsinki Watch, a Trustee of the
                                         Committee for  Economic Development  and a  Partner of  the New  York  City
                                         Partnership,  Inc.  Ms.  Futter  is  also  a  director  of  Phi  Beta Kappa
                                         Associates and  The  American Ditchley  Foundation  and a  trustee  of  The
                                         American  Assembly. Board Committees: Audit  Committee and Compensation and
                                         Management Development Committee. Age 45.


[PHOTO]                                  ANDREW C. SIGLER
                                         Chief Executive  Officer since  1974, Chairman  since 1979  and a  director since 1973 of Champion International Corporation, a paper and wood products company.  Director of the  Company since 1984. His  present term expires at the 1996 Annual Meeting. Mr. Sigler  is a director of Allied Signal,  Inc.,
                                         Chemical  Banking Corporation and General Electric  Company. He is a member of The Business Council, The Business Roundtable and the Board of  Trustees
                                         for  Dartmouth  College and  the  Enterprise Foundation.  Board Committees:
                                         Audit  Committee  (Chairman),   Compensation  and  Management   Development
                                         Committee and Executive Committee. Age 63.

[PHOTO]                                  LOUIS W. SULLIVAN, M.D.
                                         President  of  Morehouse School  of Medicine  from 1985  to 1989  and since
                                         January 1993.  From March  1989 to  January 1993  Secretary of  the  United
                                         States  Department of  Health and Human  Services. Director  of the Company
                                         since February 1993. His present term  expires at the 1996 Annual  Meeting.
                                         Dr. Sullivan is a director of 3-M Corporation, Georgia-Pacific Corporation,
                                         General  Motors  Corporation, CIGNA  Corporation,  Household International,
                                         Inc., EndoVascular Instruments, Inc., Geneic Sciences Inc. and Equifax Inc.
                                         He is a founder  and Vice Chairman of  Medical Education for South  African
                                         Blacks,  Inc., a member of the National Executive Council of the Boy Scouts of America, a member of the Board of Trustees of Little League of  America,
                                         Africare,  the International Foundation for Education and Self-Help and the
                                         American Cancer Society and  a director of the  Ethics Resource Center  and
                                         United  Way of America. Board Committees:  Audit Committee and Committee on
                                         Directors and Corporate Governance. Age 61.



                                                   1994-1997 TERM
 ------------------------------------------------------------------------------------------------------------------
 [PHOTO]                                 ROBERT E. ALLEN
                                         Chairman and Chief Executive Officer since 1988 and director since 1984  of
                                         AT&T  Company,  a communications  products,  services and  systems company.
                                         Director of the Company since January 1986. His present term expires at the
                                         1997 Annual Meeting. Mr. Allen is a director of Pepsico, Inc. and  Chrysler
                                         Corporation.  He  is  a  member  of  The  Business  Council,  The  Business
                                         Roundtable and  the U.S.-Japan  Business Council  and a  trustee of  Wabash
                                         College.  Board Committees: Committee on Directors and Corporate Governance
                                         (Chairman), Compensation and Management Development
                                         Committee and Executive Committee. Age 60.



[PHOTO]                                  MICHAEL E. AUTERA
                                         Executive  Vice  President   of  the   Company  since   August  1989   with
                                         responsibility  for  the  Nutritional  and Health  Care  businesses  of the
                                         Company since January 1994 and the Consumer Products Group since  September
                                         1994.  Executive Vice President,  Administration, of the  Company from 1989 until January 1994  and Chief Financial  Officer from 1977  to March  1994.
                                         Director  of the Company since  1991. His present term  expires at the 1997
                                         Annual Meeting. Mr. Autera is a Council Member of The Brookings Institution
                                         and a member of the Board of Managers of the New York Botanical Garden. Age
                                         56.

[PHOTO]                                  JOHN D. MACOMBER
                                         Principal since  1992 of  the JDM  Investment Group,  a private  investment firm. Chairman and President of the Export-Import Bank of the United States
                                         from  1989  to  1992.  Chairman and  Chief  Executive  Officer  of Celanese
                                         Corporation from 1973 to  1986. Director of the  Company from 1978 to  1989 and  since  February 1993.  His  present term  expires  at the  1997 Annual
                                         Meeting. Mr.  Macomber is  a  director of  The  Brown Group,  Inc.,  Lehman
                                         Brothers   Holdings,  Inc.,  Pilkington  Ltd.,   Textron,  Inc.  and  Xerox
                                         Corporation. He is Chairman of the Council For Excellence in Government,  a
                                         director  of the Atlantic Council of the United States, The French-American
                                         Foundation, the  National  Executive Services  Corps  and the  George  Bush
                                         Presidential  Library Foundation. He is also  on the Advisory Boards of the
                                         Center for  Strategic  &  International  Studies and  the  Yale  School  of
                                         Management.  He is a Trustee of  the Carnegie Institution of Washington and
                                         The Rockefeller University, a member of the Council  on Foreign  Relations,
                                         Inc. and The Bretton Woods Committee. Board Committees: Audit Committee and
                                         Compensation and Management Development Committee. Age 67.
 [PHOTO]

                                         JAMES D. ROBINSON III
                                         President since  March 1993  of J.D.  Robinson Inc.,  a strategic  advisory company. He is also a Principal of RRE Investors, LLC and of North American
                                         Business Partners. Chairman and Chief Executive Officer of American Express
                                         Company  from 1977 to 1993. Director of the Company since 1976. His present term expires at the 1997 Annual Meeting. Mr. Robinson is a director of  the
                                         Coca-Cola  Company, Union Pacific Corporation,  First Data Corporation, New
                                         World Communications Group, Inc. and Alexander &  Alexander  Services, Inc.
                                         He  is  Chairman of   the  Board  of  Overseers  and  Board of  Managers of
                                         Memorial Sloan-Kettering Cancer Center,  a member of The  Business  Council and the Council on Foreign Relations, Inc. and an Honorary  Trustee of  The
                                         Brookings  Institution. Board  Committees: Committee   on   Directors   and
                                         Corporate   Governance,  Compensation  and Management Development Committee
                                         (Chairman) and Executive Committee. Age 59.

                           COMPENSATION AND BENEFITS

     The Company's compensation and benefits programs are designed to enable the Company to attract, retain and motivate the best possible employees to operate and manage the Company at all levels.

     In general, all U.S.-based employees, except in some cases those covered by collective bargaining agreements, receive a base salary, participate in a Company-supported savings plan and a Company-funded pension plan and are provided with medical and other welfare benefits coverage. Employees outside of the United States are similarly covered by comprehensive compensation and benefits programs.

     In addition, the Company maintains specific executive compensation programs designed to provide incentives to reward and retain outstanding executives who bear the responsibility for achieving the demanding business objectives necessary to assure the Company's leadership position in the highly complex and competitive industries in which it operates. The executive compensation programs are based upon a pay-for-performance philosophy to provide incentives to achieve both short term and long term objectives and to reward exceptional performance, gains in productivity and contributions to the Company's growth and success.

     While performance against financial objectives is the determinant of formula-based incentive payments under the Company's executive compensation program, the successful Bristol-Myers Squibb executive must perform effectively in many areas which are not measured specifically by financial results. Performance is also assessed against standards of business conduct reflecting social values and the expectations of the Company's key constituencies, including its employees and stockholders, the consumers of its products, suppliers and customers, the communities it operates in and the countries where it does business. The Bristol-Myers Squibb Company Pledge clearly defines what is expected of every employee in the Company, and the performance of the Company's executives is appraised in this regard.

EXECUTIVE OFFICER COMPENSATION

     The following tables and notes present the compensation provided by the Company to its Chief Executive Officer and the Company's four other most highly compensated executive officers for services rendered to the Company in 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                                              ----------------------------------------
                               ANNUAL COMPENSATION
                       -----------------------------------              AWARDS               PAYOUTS
                                                    OTHER     --------------------------    ----------         ALL
                                                   ANNUAL     RESTRICTED     SECURITIES     LONG TERM         OTHER
                                                   COMPEN-      STOCK        UNDERLYING     INCENTIVE        COMPEN-
NAME/TITLE               SALARY        BONUS       SATION(1)  AWARDS(2)     OPTIONS/SARS     PAYOUTS         SATION(3)
YEAR                       $             $            $           $              #              $               $
- --------------------   ----------    ----------    -------    ----------    ------------    ----------       -------

C.A. Heimbold, Jr.
  President and
  Chief Executive Officer (4)
    1994............   $  950,000    $  959,642        --         $0           300,000(5)   $ 331,988 (6)    $42,750
    1993............   $  828,625    $  621,121        --         $0           156,000      $ 697,028 (7)    $37,287
    1992............   $  655,975    $  381,905        --         $0            47,000      $ 535,448 (8)    $29,520
R.L. Gelb
  Chairman (9)
    1994............   $1,255,000    $1,267,738        --         $0           150,000      $ 570,200 (6)    $56,482
    1993............   $1,240,000    $1,059,986        --         $0           215,000      $1,327,673(7)    $55,809
    1992............   $1,173,750    $  837,014        --         $0            86,000      $1,036,350(8)    $52,826
M.E. Autera
  Executive Vice President
    1994............   $  609,000    $  483,851        --         $0            78,600      $ 253,302 (6)    $27,405
    1993............   $  591,250    $  398,580        --         $0            93,400      $ 531,069 (7)    $26,609
    1992............   $  555,000    $  287,914        --         $0            37,000      $ 431,812 (8)    $24,984
K.E. Weg
  President,
  Pharmaceutical Group (10)
    1994............   $  522,700    $  410,802        --         $0            62,500      $ 199,472 (6)    $23,526
    1993............   $  503,333    $  311,553        --         $0            60,400      $ 431,494 (7)    $22,659
    1992............   $  438,750    $  185,355        --         $0            18,125      $    n.a. (11)   $19,751
L.E. Rosenberg, M.D.
  President, Pharmaceutical
  Research Institute
    1994............   $  467,000    $  332,073        --         $0            45,625      $    n.a. (12)   $21,015
    1993............   $  450,000    $  250,794        --         $0            45,625      $    n.a. (12)   $20,250
    1992............   $  415,000    $  163,091        --         $0            14,500      $    n.a. (12)   $14,175

- ------------
 (1) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites, and was less than the level required for reporting.
 (2) No awards were made in the fiscal years listed for named executives. As a result of an award made in a prior year, at December 31, 1994 (based upon the closing market value stock price of $57.875) the number and market value of shares of restricted stock held by Dr. Rosenberg were 33,334 and $1,929,205, respectively.
 (3) Consists of matching  contributions to the  Savings and Investment  Program
     (SIP) and the Benefit Equalization Plan for the SIP as follows: Mr. Heimbold ($6,750 and $36,000); Mr. Gelb ($6,750 and $49,732); Mr. Autera
     ($6,000  and  $21,405); Mr.  Weg ($5,962  and  $17,564); and  Dr. Rosenberg
     ($6,750 and $14,265).
 (4) Mr. Heimbold became President and Chief Executive Officer effective January 1, 1994; from October, 1992 to December, 1993 he was President of the Company; prior to that he was an Executive Vice President of the Company.
 (5) See Option Grant table for detailed information on grants included in this total.
 (6) Long Term Performance Award Plan award granted in 1991 and earned over the four-year performance period from 1991 through 1994. Payout was based on the achievement of four-year compounded annual earnings per share growth objectives.
 (7) Long Term Performance Award Plan award granted in 1990 and earned over the four-year performance period from 1990 through 1993. Payout was based on the achievement of four-year compounded annual earnings per share growth objectives.
 (8) Long Term Performance Award Plan award granted in 1989 and earned over the four-year performance period from 1989 through 1992. Payout was based on the achievement of four-year compounded annual earnings per share growth objectives.
 (9) Mr. Gelb was Chief Executive Officer of the Company from January 1, 1972 to December 31, 1993 and has been Chairman since 1976.
(10) Mr. Weg became President, Pharmaceutical Group in March, 1993; prior to that he was President, Pharmaceutical Operations.
(11) Mr. Weg was not covered by these awards since they were granted prior to the merger between Bristol-Myers and Squibb.
(12) Dr. Rosenberg was not covered by these awards since they were granted prior to his joining the Company.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                                          GRANT DATE
                                                         INDIVIDUAL GRANTS                                  VALUE
                                --------------------------------------------------------------------------------------
                                 NUMBER OF
                                 SECURITIES        % OF TOTAL
                                 UNDERLYING       OPTIONS/SARS       EXERCISE                             GRANT DATE
                                OPTIONS/SARS       GRANTED TO        OR BASE                               PRESENT
                                 GRANTED(1)       EMPLOYEES IN       PRICE(2)                              VALUE(3)
             NAME                    #             FISCAL YEAR        ($/SH)       EXPIRATION DATE            $
- ------------------------------  ------------   -------------------   --------    -------------------    --------------

C.A. Heimbold, Jr.............      100,000               1.9%       $58.6875        January 9, 2004    $    1,420,238
                                    160,000               3.0%       $51.6250          April 4, 2004    $    1,998,920
                                     40,000               0.8%       $61.9500          April 4, 2004    $      468,342(4)
R.L. Gelb.....................      150,000               2.8%       $51.6250          April 4, 2004    $    1,873,988
M.E. Autera...................       78,600               1.5%       $51.6250          April 4, 2004    $      981,969
K.E. Weg......................       62,500               1.2%       $51.6250          April 4, 2004    $      780,828
L.E. Rosenberg, M.D...........       45,625               0.9%       $51.6250          April 4, 2004    $      570,005
All Stockholders(5)...........                                                                          $6,383,121,052
All Optionees(6)..............    5,279,300               100%       $51.9279    Various Dates, 2004    $   66,342,619

    All Optionees Grant Date Present Value as a Percent of All Stockholder Value............................ 1.04%

- ------------

(1) Individual grants become exercisable in installments of 25% per year on each of the first through the fourth anniversaries of the grant date. At age 60, all outstanding option grants fully vest. As consideration for the option grant, an employee must remain in the employment of the Company for one year from the date of grant. No SARs were granted in 1994. Stock options were the sole form of long term incentives granted by the Company in 1994.

(2) All grants were made at 100% of Fair Market Value as of date of grant with the exception of the 40,000 share grant made to Mr. Heimbold on April 5, 1994. See Footnote (4).

(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price. The Black-Scholes Ratio of 0.242 was determined using the following assumptions: a volatility of .1938, an historic average dividend yield of 3.58%, a risk free interest rate of 6.25% and a 10-year option term.

(4) Stock option grant made with exercise price at 120% of Fair Market Value on date of grant. Black-Scholes value reflects above market exercise price.

(5) The 'Grant Date Present Value' shown is the incremental gain to all stockholders as a group which would result from the application of the same assumptions to all shares outstanding on April 5, 1994, as was used to estimate the 'Grant Date Present Value' of options listed above.

(6) Information based on all stock option grants made to employees in 1994. Exercise price shown is the weighted average of all grants. Actual exercise prices ranged from $51.3125 to $61.95, reflecting the Fair Market Value of the stock on the date of the option grants.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED            'IN THE MONEY'(3)
                                  SHARES                         OPTIONS/SARS AT                 OPTIONS/SARS AT
                                 ACQUIRED                        FISCAL YEAR-END                 FISCAL YEAR-END
                                    ON          VALUE                   #                               $
                                EXERCISE(2)    REALIZED    ----------------------------    ----------------------------
            NAME                     #            $        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -----------------------------   -----------    --------    -----------    -------------    -----------    -------------

C.A. Heimbold, Jr............        0            $0         372,080         300,000       $1,552,489      $ 1,020,000
R.L. Gelb....................        0            $0         944,330         150,000       $5,248,848      $   956,250
M.E. Autera..................        0            $0         172,440         175,150       $1,234,736      $   601,772
K.E. Weg.....................        0            $0         142,789         121,738       $2,686,862      $   463,556
L.E. Rosenberg, M.D..........        0            $0          80,125          45,625       $   65,586      $   290,859

- ------------

(1) All options were granted at 100% of Fair Market Value with the exception of 40,000 granted to Mr. Heimbold at 120% of Fair Market Value. Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option with a Fair Market Value equal to such obligations.

(2) None of the named executives exercised options in 1994.

(3) Calculated based upon the December 31, 1994 Fair Market Value share price of $58.00 less the share price to be paid upon exercise.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As was earlier described in the section on Committees of the Board (pp. 5 and 6), the Compensation and Management Development Committee is responsible for administering the compensation program for executive officers of the Company. The Committee is composed exclusively of directors who are 'disinterested persons' as defined by the Securities and Exchange Commission rules and are neither employees or former employees of the Company nor eligible to participate in any of the executive compensation programs.

     The Company's executive compensation program is based upon a pay-for-performance philosophy. Under the Company's program an executive's compensation consists of three components: base salary, an annual incentive (bonus) payment, and long term incentives (which may include payments and stock options). An executive's base salary is determined by an assessment of her/his sustained performance against her/his individual job responsibilities including, where appropriate, the impact of such performance on the business results of the Company, current salary in relation to the salary range designated for the job, experience and mastery, and potential for advancement. Payments under the Company's annual incentive plan, the Performance Incentive Plan, are tied to the Company's level of achievement of annual pretax earnings targets, establishing a direct link between executive pay and Company profitability. Annual pretax earnings targets for the overall Company and each operating group are based upon the earnings budget for the Company as reviewed by the Board of Directors. An individual executive's annual incentive opportunity is a percentage of her/his salary determined by the executive's job level. Actual annual incentive payments are determined by applying a formula based on pretax earnings performance to each individual's annual incentive opportunity. Applying this formula results in payments at the targeted incentive opportunity level when budgeted earnings are achieved and payments below the targeted level when earnings are below those set by the budget. The formula provides for payments above the targeted level only when actual earnings exceed budgeted levels of pretax earnings.

     The Company's long term incentives are in the form of stock option awards and long term performance awards. The objective of these awards is to advance the longer term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental stockholder value and the attainment of long term earnings goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The number of stock options granted is based on the grade level of an executive's position and the executive's performance in the prior year. The size of previous option grants and the number of options currently held by an executive are not taken into account in determining the number of options granted. The executive's right to the stock options vests over a four-year period and each option is exercisable, but only to the extent it has vested, over a ten-year period following its grant. In order to preserve the linkage between the interests of executives and those of stockholders, executives are expected to retain the shares obtained on the exercise of their stock options, after satisfying the cost of exercise and taxes, except in specific cases of special financial need. Payouts of long term performance awards are made ratably only to the extent that the Company achieves the earnings per share growth objectives established at the time the award was made. For the four-year period ending in 1994, performance did not meet the targeted earnings per share growth objectives and, correspondingly, the long term performance award payments for the 1991 through 1994 performance period were approximately one-third of the targeted level of awards.

     For 1994, the Committee determined that the only form of long term awards would be stock options. Long term performance awards were not granted in 1994. During 1994, the Committee, with the assistance of an external, independent executive compensation consulting firm, decided that beginning in 1995, long term performance awards would be reinstated and the stock option award guidelines would be reduced accordingly. This action is consistent with competitive practice and provides balanced emphasis on both share price appreciation and the Company's long term financial goals.

     The Company's executive compensation program is designed to provide overall compensation, when targeted levels of performance are achieved, which is above the median of pay practices of a peer group of twelve large and high performing industry competitors. The corporations making up the peer companies group are Abbott Laboratories, American Home Products Corporation, The Gillette Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer, Inc., The Procter & Gamble Company, Rhone-Poulenc Rorer Inc., Schering-Plough Corporation, The Upjohn Company and Warner-Lambert Company. The Syntex Corporation, which had been included in the peer group companies in prior years, has been deleted due to their acquisition by Roche Holdings. Compared to the peer companies group, Bristol-Myers Squibb ranked third largest as measured by sales, second in operating earnings and has historically performed strongly versus competitors and the broader array of companies represented in the Fortune 500 and S&P 500 based on return on equity, net earnings as a percent of sales and earnings per share growth over the five-year period.

     The executive compensation program is designed to provide value to the executive based on the extent individual performance, Company performance versus budgeted earnings targets, longer term earnings per share growth and share price appreciation meet, exceed, or fall short of expectations. When expectations are not met, an executive is paid less than the targeted level of compensation under the program. As noted earlier, this was the case in the long term performance awards paid at the end of 1994. Correspondingly, when expectations are exceeded, incentive payments exceed target levels. This was the case in the most recent fiscal year, 1994, when Company performance exceeded the annual pretax earnings expectations established in the budget. This above-target performance resulted in annual bonus payments which exceeded targeted levels.

     At the time the Committee makes executive compensation decisions, the Committee reviews individual performance and Company performance versus that of the peer companies group. When 1994 compensation decisions were made, the Committee reviewed the return on equity, net earnings as a percent of sales and earnings per share growth over the prior five years. For this period, after adjusting for nonrecurring and unusual items for both Bristol-Myers Squibb and the peer companies group, the Company's annual return on equity, net earnings as a percent of sales and earnings per share growth exceeded the annual average performance of the peer companies group. Further, Company performance on these measures significantly exceeded the median annual performance levels of companies represented in the Fortune 500 (the performance of this index approximating the performance of the S&P 500). For earnings per share growth, the measure which is used as the basis for the Company's long term performance awards, the Company performed in the top half of the peer companies group. Additionally, in making its compensation decisions, the Committee reviewed data concerning the levels of executive pay among the peer companies group for comparison purposes. This data included analyses provided by independent compensation consultants.

     The compensation for Mr. Heimbold results from his participation in the same compensation program as the other executives of the Company. His 1994 compensation was set by the Committee, applying the principles outlined above in the same manner as they were applied to the other executives of the Company. In addition, Mr. Heimbold's compensation reflects his promotion to the position of Chief Executive Officer effective January 1, 1994.

     Because the Company's executive compensation program is designed to reward the achievement of long term performance results, the majority of Mr. Heimbold's targeted compensation is based upon annual bonus and long term incentives, with the annual bonus representing slightly less than one-quarter of total pay and long term incentives representing more than one-half of the targeted level of total compensation.

     Mr. Heimbold's cash compensation increase reflects the significant magnitude of his promotion to the position of Chief Executive Officer and his compensation versus industry competitors. Mr. Heimbold's annual bonus, as was discussed previously, is based upon the degree to which the overall Company achieves its pretax earnings budget. For 1994, the Company's overall performance resulted in a bonus payout to Mr. Heimbold equal to 113.5% of his targeted award.

     A key component of long term compensation is stock options. Options are exercisable over the ten-year period following their grant. The Company's compounded stock price appreciation, including reinvested dividends, was below that of the peer companies' group for the most recent ten-year period and exceeded that of the S&P 500 for the majority of that period.

     Mr. Heimbold's stock option grants for 1994 were based upon the same considerations that lead to his cash compensation increases. He received a 100,000 share stock option grant in January, 1994 in recognition of his promotion to Chief Executive Officer. In April, at the time of the annual stock option grant to executives of the Company, he received a grant which reflected his role within the Company and comparable grants made to peer Chief Executive Officers. While all other grants to Company executives were made at the Fair Market Value on the date of the grant, a portion of Mr. Heimbold's grant was made at a 20% premium to the Fair Market Value. The Committee took this action to provide additional incentive to produce incremental shareholder return in order to realize gains from stock option awards.

     The Committee believes that the program it has adopted, with its emphasis on long term compensation, serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its stockholders.

Deductibility of Compensation Over $1 Million

     In 1993, the Omnibus Budget Reconciliation Act of 1993 (the 'Act') was enacted. The Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1994. Based on the regulations issued by the Internal Revenue Service to implement the Act, the Company has taken the necessary actions to ensure the deductibility of payments under the annual incentive plan and long term awards plans. The Company will continue to take the necessary actions to maintain the deductibility of payments under both plans.

   Compensation and Management Development Committee

James D. Robinson III, Chairman
Robert E. Allen
Ellen V. Futter
Louis V. Gerstner, Jr.
John D. Macomber
Andrew C. Sigler

PERFORMANCE GRAPHS

     The following graphs compare the performance of the Company for the periods indicated with the performance of the Standard & Poor's 500 Stock Index (S&P
500) and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. As previously noted, the corporations making up the peer companies group are Abbott Laboratories, American Home Products Corporation, The Gillette Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer, Inc., The Procter & Gamble Company, Rhone-Poulenc Rorer Inc., Schering-Plough Corporation, The Upjohn Company and Warner-Lambert Company. Total Return indices reflect reinvested dividends and are weighted using beginning-period market capitalization for each of the reported time periods. This peer companies group is the group used by the Company for comparisons in measuring Company performance for compensation purposes. This group is consistent with the group used in the 1994 Proxy Statement with the exception of the exclusion of the Syntex Corporation. That company was excluded due to their acquisition by Roche Holdings.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                            [PERFORMANCE GRAPH]


                         1989             1990             1991             1992             1993             1994
Bristol-Myers Squibb     $100             $124             $168             $133             $120             $128
Peer Companies Group      100              119              184              161              155              178
S&P 500                   100               97              126              133              150              152


     Assumes $100 invested on 12/31/89 in Bristol-Myers Squibb Common Stock, S&P 500 Index and Peer Companies Group Index. Values are as of December 31 of specified year assuming that dividends are reinvested.

                 COMPARISON OF 10-YEAR CUMULATIVE TOTAL RETURN




                            [PERFORMANCE GRAPH]


                         1984             1985             1986             1987             1988
Bristol-Myers Squibb     $100             $132             $168             $173             $197
Peer Companies group      100              147              198              218              250
S&P 500                   100              131              156              165              192


                         1989             1990             1991             1992             1993             1994
Bristol-Myers Squibb     $254             $315             $428             $337             $306             $324
Peer Companies Group      361              429              665              582              560              641
S&P 500                   253              245              319              344              378              383

     Assumes $100 invested on 12/31/84 in Bristol-Myers Squibb Common Stock, S&P 500 Index and Peer Companies Group Index. Values are as of December 31 of specified year assuming that dividends are reinvested.

PENSION BENEFITS

     The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                           ------------------------------------------------------------------------------
REMUNERATION                  15           20            25            30            35            40
- ------------------------   --------    ----------    ----------    ----------    ----------    ----------

$  100,000..............   $ 30,000    $   40,000    $   50,000    $   60,000    $   70,000    $   80,000
   250,000..............     75,000       100,000       125,000       150,000       175,000       200,000
   500,000..............    150,000       200,000       250,000       300,000       350,000       400,000
   750,000..............    225,000       300,000       375,000       450,000       525,000       600,000
 1,000,000..............    300,000       400,000       500,000       600,000       700,000       800,000
 1,250,000..............    375,000       500,000       625,000       750,000       875,000     1,000,000
 1,500,000..............    450,000       600,000       750,000       900,000     1,050,000     1,200,000
 1,750,000..............    525,000       700,000       875,000     1,050,000     1,225,000     1,400,000
 2,000,000..............    600,000       800,000     1,000,000     1,200,000     1,400,000     1,600,000
 2,250,000..............    675,000       900,000     1,125,000     1,350,000     1,575,000     1,800,000
 2,500,000..............    750,000     1,000,000     1,250,000     1,500,000     1,750,000     2,000,000
 2,750,000..............    825,000     1,100,000     1,375,000     1,650,000     1,925,000     2,200,000
 3,000,000..............    900,000     1,200,000     1,500,000     1,800,000     2,100,000     2,400,000

     Pension benefits are determined by final average annual compensation where annual compensation is the sum of the amounts shown in the columns labeled 'Salary' and 'Bonus' in the Summary Compensation Table. Benefit amounts shown are straight-life annuities before the deduction for Social Security benefits. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: R.L. Gelb -- 40 years; C.A. Heimbold, Jr. -- 31 years; M.E. Autera -- 27 years; K.E. Weg -- 26 years; L.E. Rosenberg -- 4 years.

EXECUTIVE AGREEMENT

     On January 1, 1994, the Company entered into a two-year consulting agreement with former Ambassador Bruce S. Gelb, a former employee, Vice Chairman and director of the Company. Ambassador Gelb is the brother of Richard L. Gelb. The agreement provides that Ambassador Gelb will provide advice and counsel to the Company on matters in his areas of expertise. In exchange for providing these services to the Company, Ambassador Gelb will be compensated in an annual amount of $100,000 for up to thirty days of services per year. Amounts paid under this agreement will be in addition to benefits payable to Ambassador Gelb as a retired employee under the Company's retirement and benefit plans. Additionally, Ambassador Gelb will be provided with an office and secretarial support for the conduct of the services under the agreement and other activities as well as the use of various facilities available to employees at the Company's headquarters. In addition, the Company will reimburse Ambassador Gelb for reasonable expenses he incurs in connection with the services he provides to the Company under the agreement.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Three directors are to be elected at the meeting for three-year terms ending at the 1998 Annual Meeting. Louis V. Gerstner, Jr., Charles A. Heimbold, Jr. and Kenneth E. Weg have been nominated by the Board of Directors for election at this Annual Meeting. Messrs. Gerstner and Heimbold are presently directors of the Company. The accompanying proxy will be voted for the Board of Directors' nominees, except where authority to so vote is withheld. Should any nominee be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors.

              PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of Bristol-Myers Squibb has appointed Price Waterhouse as independent accountants for the year 1995, subject to ratification by the stockholders. The Audit Committee recommended Price Waterhouse to the full Board of Directors. Price Waterhouse, because of its high standing in its field, is considered to be eminently qualified to perform this important function. A representative of Price Waterhouse is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired, and such representative is expected to be available to respond to appropriate questions.

     Total fees paid or to be paid to Price Waterhouse for audit services for 1994 approximate $4,492,000.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Price Waterhouse.

     In the event the stockholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors to select another independent accounting firm. It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

                       PROPOSAL 3 -- STOCKHOLDER PROPOSAL
                    RELATING TO ANNUAL ELECTION OF DIRECTORS

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who holds of record 120 shares of Common Stock, has informed the Company that she intends to present to the meeting the following resolution:

     RESOLVED: 'That the shareholders of Bristol-Myers Squibb recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.'

     REASONS: 'Until recently, directors of Bristol-Myers Squibb were elected annually by all shareholders.'

     'The great majority of New York Stock Exchange listed corporations elect all their directors each year.'

     'This  insures  that  ALL  directors  will  be  more  accountable  to   ALL
     shareholders   each   year   and   to  a   certain   extent   prevents  the
     self-perpetuation of the Board.'

     'Last year the owners of 91,818,175 shares, representing approximately 27.2% of shares voting, voted FOR this proposal.'

     'If you AGREE, please mark your proxy FOR this resolution.'

BOARD OF DIRECTORS' POSITION

     In 1984 the stockholders of the Company decided, by a vote at the Annual Meeting, to divide the Board of Directors into three classes with the number of directors in each class being as nearly equal as possible. Each director serves a three-year term and directors for one of the three classes are elected each year. Similar procedures for this staggered election approach have been adopted by many major corporations and, in fact, more than half of the other Fortune 500 companies provide for the election of their directors in this manner.

     The staggered election of directors is intended to provide continuity of experienced directors on the Board and prevent a precipitous change in the composition of the Board. With staggered elections, at least two annual stockholder meetings would be required to effect a change in control of the Board of Directors. One benefit derived from that situation is an enhancement of management's ability to negotiate in the best interest of all the stockholders with a person seeking to gain control of the corporation. A further benefit is the assurance of continuity and stability in the management of the business and affairs of the Company since a majority of the directors will always have prior experience as directors of the Company.

     At the time the classified board approach was adopted, it was supported by over 70% of the stockholders voting on the proposal. It has continued to receive the same high level of support throughout the past nine years when this same stockholder has challenged the process with this same resolution. In each of those years the stockholder's resolution was defeated with between 84.5% and 67% of the votes cast voting to defeat it.

     Accordingly, the Board of Directors recommends a vote AGAINST the proposed resolution.

       PROPOSAL 4 -- STOCKHOLDER PROPOSAL RELATING TO RETIREMENT PLAN FOR
                             NON-EMPLOYEE DIRECTORS

     Milton A. Laitman, Lt. Col., USA Ret., 31 Roberts Circle, Basking Ridge, New Jersey 07920, who holds of record 9,900 shares of Common Stock, has informed the Company that he intends to present to the meeting the following resolution:

     The Company has a retirement plan for non-employee directors with five years or more of Board service. Upon retirement after 5 years of service, eligible directors will receive annual retirement benefit equal to 50% of the director's average annual compensation at retirement. For each year of service in excess of five, the benefit percentage will increase by 2% to a maximum of 20 years of service (80% of total compensation).

     RESOLVED: That the stock holders of Bristol-Myers Squibb Company assembled in person and by proxy hereby recommend that the Board of Directors withdraw the retirement plan thus making such a plan unavailable to current and future non-employee directors.

     REASON: Non-employee directors are more than adequately compensated by Bristol-Myers Squibb.

     SUPPORTING STATEMENT:

                    a) At present the non-employee director receives an annual fee of $35,000.00, plus a fee of $2,000.00 for each Board meeting attended. Based on 11 meetings in 1993, the minimum compensation would appear to be at least $57,000 annually.

                    b) After five years of service, each non-employee director would be eligible to receive a life annuity of at least $28,500: after ten years, a life annuity of $34,200. If we assume an average of 10 years of service and retirement at age 70, this would mean the director receives an annuity worth $285,000.00 or an average additional annual income of $28,500.

                    c) The total compensation would therefore average out over a ten year period to $85,500 per year, EXCLUSIVE of the value of stock options and other benefits.

                    This   amount  is  overly  excessive,  especially  when  one
     considers the further points that:

                    1. The non-employee director is already eligible or will be eligible to receive a major pension benefit as well as group life, medical and dental benefits from his primary employer.

                    2. The rate of the pension benefit (50% of annual fees after five years or 10% per year for the first five years) far exceeds the normal rate of pension benefits for employees (1 1/2% per year).

                    3. The average non-employee director already serves on the Board of Directors of 3.5 additional commercial companies and is eligible to receive a similar set of benefits from many of these companies.

                    4. The cancellation of these benefits would still mean that each non-employee director would be receiving $57,000 per year exclusive of any additional fees or benefits.

                    5. The current retirement benefit for non-employee directors after five years is DOUBLE the MAXIMUM Social Security retirement benefit available to an employee who has contributed steadily for 40 years.

     The above supporting statements demonstrate that the provision of these retirement benefits for non-employee directors is wasteful, duplicative, contrary to economic wisdom and reflects a profligate use of Company assets. Moreover, this policy cannot help but undermine the morale and productivity of full-time employees. The current minimum annual compensation for directors ($5,000 per meeting) should be more than adequate to attract and retain those who are business leaders and whose counsel could benefit the Company.

BOARD OF DIRECTORS' POSITION

     As with compensation programs for its employees, the Company provides non-employee directors with a compensation package which is designed to attract, retain and motivate the highest caliber of directors possible. Correspondingly, a competitive mix of current cash (in the form of retainer and meeting fees), shareholder return driven long term compensation (in the form of stock options) and benefits (including a retirement plan) are provided.

     Non-employee director retirement plans are prevalent among the Company's peer corporations. Indeed, eleven of the twelve peer group companies, set forth in the Company's disclosure in the Performance Graphs on pg. 16, provide retirement plans for non-employee directors. A recent study by an independent consulting firm surveyed the non-employee director compensation programs and practices of 100 leading multibillion dollar companies. Among this group of companies, 79% provide retirement programs for their non-employee directors -- an increase of approximately 18% over the last 5 years.

     Continuing to provide competitively attractive compensation and benefit arrangements for non-employee directors is a key element in attracting, motivating and retaining high caliber talent. Providing non-employee directors with a competitively strong compensation program supports the recruitment and selection of directors. Since potential directors are often sought by numerous companies, a company's compensation is a factor in the director's decision to join a Board of Directors. Withdrawal of the non-employee director retirement plan would place the Company at a competitive disadvantage in today's marketplace.

     Accordingly, the Board of Directors recommends a vote AGAINST the proposed resolution.

                              1996 PROXY PROPOSALS

     Stockholder proposals relating to the Company's 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 345 Park Avenue, New York, New York 10154, attention Corporate Secretary, no later than November 16, 1995.

                         YOUR VOTE IS IMPORTANT
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY

                   [LOGO] BRISTOL-MYERS SQUIBB COMPANY
               ['RECYCLED' LOGO] Printed on recycled paper

                               APPENDIX 1
                          NOTICE SAVINGS CARD

                  [LOGO] BRISTOL-MYERS SQUIBB COMPANY

        BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM

- --------

The enclosed Notice of 1995 Annual Meeting and Proxy Statement is being provided to you as a participant in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program pursuant to regulations of the Securities and Exchange Commission.

These regulations are designed to provide you with current information regarding Bristol-Myers Squibb Company and Bristol-Myers Squibb Company Common Stock which represents the investment of the Company Stock-based fund in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

If you are the owner of record of Bristol-Myers Squibb shares outside the Plans a copy of the 1994 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1994 Annual Report is enclosed.

Participants who had funds invested in one of the Company Stock-based funds on the record date for the 1995 Annual Meeting additionally receive the opportunity to instruct the Trustee of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program how to vote the Common Stock attributable to their accounts at the 1995 Annual Meeting of Stockholders.

Since you did not have any funds invested in the Company's Stock-based funds of any of these Plans on the record date for the 1995 Annual Meeting NO ACTION IS REQUIRED ON YOUR PART.

PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Suite 4100 DM, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

                                 APPENDIX 2
                                NOMINEE CARD

PROXY                                        [LOGO] BRISTOL-MYERS SQUIBB COMPANY

- --------------------------------------------------------------------------------

                   ANNUAL MEETING OF STOCKHOLDERS MAY 2, 1995

     The undersigned hereby appoints R.L. GELB, C.A. HEIMBOLD, JR. and E.V. FUTTER, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the Company to be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on May 2, 1995 at 9:45 a.m., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.
- --------------------------------------------------------------------------------
PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED.
                                IF NO CHOICE IS
SPECIFIED THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3
                                     AND 4.
- --------------------------------------------------------------------------------

          PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please mark
your votes
as this
[x]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR'
PROPOSALS 1 AND 2.

1. Election of Directors

L. V. GERSTNER, JR.,
C. A. HEIMBOLD, JR.
and K. E. WEG


WITHHELD FOR the following nominee(s)
only (write name(s) below):

- ----------------------------------------------------

FOR
ALL
[ ]

WITHHELD
FOR ALL
[ ]

2. Appointment of
   Accountants

FOR
[ ]

AGAINST
[ ]

ABSTAIN
[ ]

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE 'AGAINST'
PROPOSALS 3 AND 4.


3. Directors' Terms            FOR   AGAINST    ABSTAIN
                               [ ]     [ ]        [ ]

4. Retirement Plan For         [ ]     [ ]        [ ]
   Non-Employee
   Directors


Please Sign Here exactly as your name(s)
                 appear(s) to the left

Signature
         -----------------------------------------
Signature
         -----------------------------------------
Dated
         -----------------------------------------
When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                          APPENDIX 3
                    VOTING INSTRUCTION CARD

              [LOGO] BRISTOL-MYERS SQUIBB COMPANY

PROXY VOTING INSTRUCTIONS

BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM
BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN
BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM
IMPORTANT
PLEASE COMPLETE AND RETURN

The enclosed Notice of the 1995 Annual Meeting and Proxy Statement is being provided to you as a participant in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

If you are also the owner of record of Bristol-Myers Squibb shares outside the Plans a copy of the 1994 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1994 Annual Report is enclosed.

Participants in any of the Plans who had funds invested in a Bristol-Myers Squibb Company Common Stock-based investment fund on the record date for the 1995 Annual Meeting, may instruct the plan Trustee how to vote the shares attributable to their account by completing the reverse side of this card and returning it by April 21, 1995. Shares of Common Stock for which no voting instructions are received by the Trustee by April 21, 1995 will be voted in the same proportion as the shares as to which it has received instructions.

Bristol-Myers Squibb Company urges you to COMPLETE, DATE, SIGN and RETURN this confidential voting instruction card TODAY.

PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Suite 4100 DM, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

Please mark
your vote
as this
[x]

The shares represented by these Voting Instructions will be voted as directed below. Where no direction is given when the signed Voting Instructions are returned, such shares will be voted FOR Items 1 and 2 and AGAINST
Items 3 and 4.

- ----------------------
     EQUIVALENT
       SHARES

To Fidelity Management Trust Company, as Trustee:

The undersigned hereby directs the Trustee to vote, in person or by proxy, at the Annual Meeting of Stockholders of Bristol-Myers Squibb Company to be held on May 2, 1995, or any adjournment thereof, all full and fractional shares of Common Stock of Bristol-Myers Squibb Company credited to my account under the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR'
PROPOSALS 1 AND 2.

1. Election of Directors
    L.V. GERSTNER, JR.,
    C.A. HEIMBOLD, JR.
and K.E. WEG

WITHHELD FOR the following nominee(s)
only (write name(s) below):

- ------------------------------------------------
FOR
ALL
[ ]

WITHHELD
FOR ALL
[ ]

2. Appointment of
    Accountants

FOR
[ ]

AGAINST
[ ]

ABSTAIN
[ ]

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE 'AGAINST'
PROPOSALS 3 AND 4.

                                FOR   AGAINST    ABSTAIN
3. Directors' Terms             [ ]     [ ]        [ ]

4. Retirement Plan              [ ]     [ ]        [ ]
    For Non-Employee
    Directors


Signature(s)
            ---------------------------------------------
Date
    -------------------------

- -------------------------------------------------------------------------------

                          FOLD AND DETACH HERE

      RETURN IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                                  APPENDIX 4
                                  PROXY CARD

                      [LOGO] BRISTOL-MYERS SQUIBB COMPANY

                   ANNUAL MEETING OF STOCKHOLDERS MAY 2, 1995
                                   IMPORTANT
PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS YOU INDICATE ON THE REVERSE SIDE OF THIS CARD, OR WHERE NO CONTRARY INDICATION IS MADE, WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4. The full text of the proposals and the position of the Board of Directors on each appears in the Proxy Statement and should be reviewed prior to voting.
                PLEASE COMPLETE AND RETURN THIS PROXY CARD TODAY

      COMMENTS

                                  HOTEL DUPONT
                  11th & Market Streets, Wilmington, DE 19801
                                 (302)594-3100
DIRECTIONS BY CAR:

FROM BALTIMORE OR                        FROM NEW JERSEY                          FROM PHILADELPHIA
DOWNSTATE DELAWARE:                      (New Jersey Turnpike):                   (I-95 South):
1. Take I-95 North to Wilmington Exit 7  1. Take the New Jersey Turnpike south    1. Take I-95 South through Chester to
  marked 'Route 52, Delaware Avenue'.    to Delaware Memorial Bridge.             Wilmington.
2. From right lane, take Exit 7 onto     2. After crossing the Delaware Memorial  2. Follow I-95 South to Exit 7A marked '52
Adams Street.                            Bridge, follow signs to I-95 North.      South, Delaware Avenue'.
3. At the third traffic light on Adams   3. From I-95 North, follow steps 1-5     3. Follow exit road (11th Street) to
Street, turn right onto 11th Street.     outlined in directions 'From Baltimore   intersection with Delaware Avenue marked
4. At the intersection of Delaware       or Downstate Delaware'.                  '52 South, Business District'.
Avenue, bear left, continuing on 11th                                             4. At Delaware Avenue intersection, bear
Street.                                                                           left, continuing on 11th Street.
5. Follow 11th Street through four                                                5. Follow 11th Street through four traffic
traffic lights. Hotel duPont is on the                                            lights. Hotel duPont is on the right.
right.

LIMITED COMPLIMENTARY PARKING for stockholders attending the 1995 Annual Meeting is available at the HOTEL CAR PARK, located on Orange Street between 11th and 12th Streets approximately one block from the hotel. SHOW YOUR ADMISSION TICKET TO THE PARKING ATTENDANT TO RECEIVE COMPLIMENTARY PARKING. Valet Parking is also available at the Hotel duPont at your own expense.

DIRECTIONS BY TRAIN:
Amtrak train service is available into Wilmington, Delaware station. The Hotel duPont is located approximately twelve blocks from the train station.

PLEASE MARK
YOUR VOTE
AS THIS
[X]

The shares represented by this proxy will be voted as directed by the stockholder. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEMS 3 AND 4.

- ----------------------
COMMON

- ----------------------
DIVIDEND REINVESTMENT

- ----------------------
PFD

The undersigned hereby appoints R. L. Gelb, C. A. Heimbold, Jr. and
E. V. Futter, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of the Stockholders of the Company to be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on May 2, 1995 at 9:45 a.m., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR'
PROPOSALS 1 AND 2.

1. Election of Directors
     L.V. GERSTNER, JR.,
     C.A. HEIMBOLD, JR.
     and K.E. WEG

WITHHELD FOR the following nominee(s)
only (write name(s) below):

- --------------------------------------------------
FOR
ALL
[ ]

WITHHELD
FOR ALL
[ ]

2. Appointment of
   Accountants

FOR
[ ]

AGAINST
[ ]

ABSTAIN
[ ]

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE 'AGAINST'
PROPOSALS 3 AND 4.

                               FOR   AGAINST    ABSTAIN
3. Directors' Terms            [ ]     [ ]        [ ]

4. Retirement Plan             [ ]     [ ]        [ ]
    For Non-Employee
    Directors


I plan to attend the Annual Meeting. [ ]

I have noted comments on the reverse
side of this card. [ ]


Signature(s)
            ----------------------------------------------
Date
    --------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                        FOLD AND DETACH PROXY CARD HERE
  RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                                ADMISSION TICKET
                      [LOGO] BRISTOL-MYERS SQUIBB COMPANY

                      1995 ANNUAL MEETING OF STOCKHOLDERS
                              Tuesday, May 2, 1995
                                    9:45 AM
                                  Hotel duPont
                             11th & Market Streets
                              Wilmington, Delaware

PLEASE ADMIT                              NON-TRANSFERABLE

SEE REVERSE SIDE FOR DIRECTIONS TO THE HOTEL DUPONT